UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2013, Far East Energy Corporation (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Jennifer D. Whitley, the Company’s Chief Financial Officer. The Employment Agreement will terminate on May 20, 2016, unless extended or sooner terminated in accordance with the terms thereof. Pursuant to the Employment Agreement, Ms. Whitley will receive a base salary of $283,500 per year and will be eligible to receive annual discretionary performance cash bonuses as determined by the Compensation Committee of the Company.

The Employment Agreement provides that if Ms. Whitley is terminated by the Company for Cause (as defined in the Employment Agreement), the Company will pay her base salary and all amounts actually earned, accrued or owing as of the date of termination and she will be entitled for a period of three months after termination to exercise all options granted to her under the Employment Agreement or otherwise to the extent vested and exercisable on the date of termination. The Employment Agreement further provides that if Ms. Whitley voluntarily terminates her employment with the Company, the Company will pay her base salary and all amounts actually earned, accrued or owing as of the date of termination and she will be entitled for a period of one year after termination to exercise all options granted to her under the Employment Agreement or otherwise to the extent vested and exercisable on the date of termination.

If Ms. Whitley’s employment is terminated by the Company (other than as a result of death, Disability (as defined in the Employment Agreement) or Cause), or if she terminates her employment for Good Reason (as defined in the Employment Agreement), she shall be entitled to the following:

•	a lump sum payment of (i) her base salary and bonus paid during the immediately preceding twelve-month period or (ii) two times the sum of her base salary and bonus paid during the immediately preceding twelve-month period in the event the termination occurs within 24 months after a Change of Control;

•	all amounts actually earned, accrued or owing as of the date of termination;

•	continued participation in the Company’s medical and dental insurance plans for a certain period of time following termination; and

•	for a period of twelve months following the termination of Ms. Whitley’s employment, all options granted to her to the extent vested and exercisable at the date of termination of her employment subject to certain restrictions contained in the Employment Agreement.

For purpose of the Employment Agreement, a Change of Control is defined as: (a) subject to certain exceptions, the acquisition by a person of beneficial ownership of more than 40% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (b) the consummation of a reorganization, merger or consolidation unless following such transaction 60% or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such transaction entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the same persons who were the beneficial owners of such securities immediately prior to such transaction, (c) the (1) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company or (2) sale or other disposition (in one transaction or a series of related transactions) of more than 40% of all of the assets of the Company and its subsidiaries on a consolidated basis, unless the successor entity existing immediately after such sale or disposition is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such sale or disposition; (d) subject to certain exceptions, if individuals who, as of May 20, 2013 constitute the board of directors of the Company (the “Board”) cease for any reason to constitute at least a majority of the Board; or (e) the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred. The Employment Agreement also entitles Ms. Whitley to certain additional payments for excise taxes in the event of a Change of Control.

If Ms. Whitley’s employment is terminated as a result of death or Disability, the Company will pay her base salary and all amounts actually earned, accrued or owing as of the date of termination and, within one year following the termination, she or her estate will be entitled to exercise all options granted to her to the extent the option is vested and exercisable and all such options not exercised within such one year period shall be forfeited.

The Employment Agreement contains no covenant not-to-compete or similar restrictions after termination.

The description of the Employment Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement dated May 20, 2013 between Far East Energy Corporation and Jennifer D. Whitley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2013

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath Chief Executive Officer

Index to Exhibits

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement dated May 20, 2013 between Far East Energy Corporation and Jennifer D. Whitley.